Exhibit 10.9

S. L. NUSBAUM REALTY CO.	SHOPPING CENTER
P.O. DRAWER 2491 • NORFOLK, VA 23501	LEASE

THIS DEED or LEASE (herein called LEASE), Made this 7th day of October, 2003 by and between SUFFOLK PLAZA SHOPPING CENTER, L.C., a Limited Liability Co., with its principal offices in the City of Norfolk, Virginia (“Landlord”), SUFFOLKFIRST BANK, INC., a Virginia Corporation (FID #04-3607546) (“Tenant”), and S. L. NUSBAUM REALTY CO., (“Agent”);

W I T N E S S E T H :

1. PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord that certain parcel of land (“Leased Premises” or “Demised Premises” or “demised premises”), having a width of approximately 197’ by a depth of approximately 156’ known and numbered as Unit #30, 1000 North Main Street, located in the City of Suffolk, State of Virginia, 23434 and is more particularly set forth in Exhibit “A”, attached hereto and made part hereof. The Leased Premises include ail improvements thereon, which includes, but is not limited to, an existing bank building of approximately 2,512 square feet of building area with four (4) drive-through lanes. Said Premises being a part of Suffolk Plaza Shopping Center, which is shown on Exhibit “A”. The Leased Premises are outlined in red on a diagram of the Shopping Center attached hereto as Exhibit “A”. Exhibit “A” sets forth the general layout of the Shopping Center and shall not be deemed to be a warranty on the part of Landlord that the Shopping Center will be exactly as indicated on said diagram. Landlord may increase, reduce or change the number, dimensions and locations of roadways, walks, buildings and parking areas in the Shopping Center, as Landlord shall from time to time deem proper. Landlord reserves the right to construct additional floors over and upon other portions of the Shopping Center.

2. USE OF COMMON AREAS. Occupancy by Tenant of the Leased Premises shall include the use in common with others entitled thereto of the parking areas, service roads, and sidewalks (the “Common Areas”) shown and depicted on Exhibit A, subject, however, to the terms and conditions of this Lease and to all rules and regulations for the use thereof as may from time to time be prescribed by Landlord.

3. LENGTH AND COMMENCEMENT OF TERM. The term of this Lease shall commence on the date (the “Commencement Date”) which is thirty (30) days after Landlord notifies Tenant in writing that the Leased Premises are ready for occupancy, but not earlier than January 1, 2004. The term shall expire at the end of ten (10) years following (i) the Commencement Date if that date is the first day of any calendar month or (ii) the first day of the calendar month next succeeding the Commencement Date if that date is not the first day of a calendar month.

4. RENT. (a) Landlord reserves, and Tenant covenants to pay to Landlord without prior demand being made therefore and without offset of any kind, rent for the Leased Premises as outlined below:

Years One through Five - The sum of $60,000.00 per annum (“Minimum Rent”), payable in monthly installments of $5,000.00 each month, in advance.

Years Six through Ten - The annual minimum rent payable shall be adjusted upward only using the Consumer Price Index, now known as the “Consumer Price Index for All Urban Consumers (CP1•U), U.S. City Average, All Items, 1982-84 = 100”, prepared and reported monthly by the U.S. Bureau of Labor Statistics. The basic annual rent of $60,000.00 shall be multiplied by a fraction whose denominator is the Index for three (3) months prior to the commencement of this Lease and whose numerator is the Index for three (3) months prior to the commencement of the Sixth Lease Year. In no event shall the annual rent for this five (5) year period be increased by less than 15% or more than 20% of the annual rent of the previous five (5) year Lease.

(b) INTENTIONALLY OMITTED.

(c) All rental payments shall be made to Agent, P.O. Drawer 3580, Norfolk, Virginia 23514, until Landlord shall otherwise direct in writing.

(d) Tenant covenants and agrees to pay Landlord as a late charge the greater of $100.00 or two percent (2%) of the amount due on all rents (including percentage rents and Gross Sales reports) and all other sums due under this Lease, if said sums have not been paid within ten (10) days of their due date plus interest at the rate of 12% per annum calculated from the 31st day following the applicable due date. Landlord expressly reserves all other rights and remedies provided herein and by law with respect to nonpayment of the rents provided for herein.

(e) Tenant covenants and agrees to pay Landlord as a returned check charge the greater of $25.00 or two percent (2%) of the amount of any cheek which is returned by the bank for insufficient funds or any other reason which is not the fault of the Landlord.

(f) INTENTIONALLY OMITTED.

5. USE OF LEASED PREMISES. The Leased premises shall be occupied and used solely for banking purposes only and for no other purpose. As a material inducement to Landlord to enter into this Lease, Tenant agrees: (i) to operate such a business in the Leased Premises at all times during the term of this Lease, (ii) to keep the Leased Premises adequately manned and operate the Leased Premises for the uses and purposes for which it is let continuously throughout the term, and shall conduct and operate its business therein during normal banking hours each business day (except bank holidays) during the term hereof. Tenant shall not be required to operate its business during any time when such operations must be suspended because of casualty loss to the building, strike, insurrection, or other cause beyond the control of Tenant. The provisions of this Paragraph 5 are intended solely for the benefit of Landlord and are not intended for the benefit of any other tenant of the Shopping Center. No other tenant of the Shopping Center shall have the right to enforce or cause Landlord to enforce the provisions hereof; nor shall Tenant have the right to enforce or cause Landlord to enforce this or any similar provision in any other lease for space in the Shopping Center.

6. LEASE YEAR. “Lease Year” as used in this Lease means the period from the Commencement Date to the end of the twelfth full calendar month thereafter and each and every twelve-month period thereafter during said term.

7. INTENTIONALLY OMITTED.

8. INTENTIONALLY OMITTED.

9. INTENTIONALLY OMITTED.

10. TRADE FIXTURES. Tenant shall have the right to install its trade fixtures in the Leased Premises and such installation shall be at the sole risk and expense of Tenant. All trade fixtures installed in the Leased Premises by Tenant shall remain the property of, and shall be removable by, Tenant at the expiration of this Lease, if Tenant is not in default hereunder, and Tenant agrees promptly to repair or reimburse Landlord for the cost of repairing all damages to the Leased Premises occasioned by the removal of said fixtures.

11. USE OF PARKING AREAS. (a) All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Shopping Center shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such facilities and areas.

(b) Landlord hereby agrees that Tenant shall have the right in common with other tenants of Suffolk Plaza Shopping Center to use all parking areas shown on the site plan of said Shopping Center. Tenant in turn agrees that any parking area on the Lease Premises may be used by other Tenants of said Shopping Center in common with Tenant. Landlord covenants that it will, during the term hereof, at its own cost and expense, maintain the Shopping Center common areas in good condition of repair and will keep the same clean and adequately lighted, all subject to Tenant’s obligations in Paragraph 14 below.

12. BUILDING INSURANCE. As additional and further rent, Tenant agrees that during the term of this Lease it will, at its own cost and expense, obtain and maintain a policy or policies of insurance against loss or damage by fire, windstorm and casualty included with the so-called extended coverage insurance, the buildings or buildings hereafter located on said demised premises with responsible insurance companies authorized to do business in the Commonwealth of Virginia, and in an amount not less than the full insurable value thereof, exclusive of foundations. The policies shall be written to insure Landlord and the holder of any mortgage as their respective interests may appear, in form satisfactory to the first mortgage holder, and shall be so payable in ease of loss, and certificates of such insurance shall be furnished, to Landlord and first mortgage holder.

13. INTENTIONALLY OMITTED.

14. MAINTENANCE BY TENANT. (a) It is Understood and agreed that Tenant is to have the exclusive charge, custody, control and possession of the demised premises and every part thereof, and the sidewalk in front of and bordering said Premises insofar as the owner premises ordinarily has control of said sidewalk. Landlord shall not be obligated to furnish heat, light, power or any other service whatsoever other than as hereinafter agreed. Landlord shall not be liable for any damage, loss or injury occurring during the term of the Lease to the personal property or effects of Tenant or any other person suffered in, on or about the demised premises by reason of at present, future, latent or other defects in the condition of the demised premises unless caused or occasioned by the negligence or willful act of the Landlord or its agents. Likewise, Tenant shall not be liable for any damage, loss or injury occurring during the term of this Lease to the personal property or effects of Landlord or any other person or corporation suffered in, on or about the Shopping Center premises (excluding demised premises).

(b) Tenant, at as own expense, shall make all necessary repairs and replacements to the pipes, heating system, plumbing system, window glass, fixtures, walls, roof, foundations, mechanical system, and all other appliances and appurtenances belonging thereto, to all equipment used in connection with the demised premises, and to all other portions of the demised premises. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, and structural as well as nonstructural, shall be made promptly, as and when necessary. All repairs and replacements shall be in quality and class at least equal to the original work. Tenant also, at all times during the term, at its own expense, shall put and maintain in thorough repair and in good and safe condition all portions of the demised premises and keep them in clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions at all times.

Landlord shall not be required to furnish any services or facilities or to make any repair or alteration in or to any building or other improvements contained within the demised premises. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the demised premises with the exception of the common area shown on Exhibit “A”. Landlord shall have all plumbing, electrical, heating and air conditioning and electrical inspected by reputable company prior to the Commencement of this Lease and repair or replace all defective electrical, plumbing or heating and air conditioner parts prior to the Commencement of this Lease.

(c) In connection with the requirements of this Section, Tenant agrees to obtain and maintain from a reputable company a maintenance contract on the heating and air conditioning systems and to furnish Landlord with a copy of said contract on the Commencement Date.

(d) Tenant agrees that it will, at Tenant’s expense, comply with any mandatory preventive maintenance items required by insurance carrier rating authorities, or public officials to minimize loss frequency and/or severity within the Leased Premises.

(e) CAREFREE LEASE. It is the intention and purpose of the parties hereto to create by this instrument a lease of the kind commonly known as “Carefree” to Landlord. Accordingly, Tenant agrees to bear, pay for and discharge not only such items as it has specifically agreed by the provisions of this Lease to bear, pay and discharge, but also all other costs, charges and expenses of every kind and nature whatsoever which must be borne, paid and discharged in order to accomplish the purposes and objects of this Lease, namely, (a) that Landlord shall receive from Tenant, without diminution on account of any matter or thing whatsoever, the Rent agreed to be paid by Tenant, and (b) that Landlord, at the expiration of or sooner termination of this Lease, shall receive possession of the Leased Premises in accordance with the covenants of Tenant contained herein free and clear of all claims, liens, charges and encumbrances.

15. SUNDRY COVENANTS OF TENANT. (a) Tenant agrees that it will, at all times during the term of this Lease, take any and all steps necessary to prevent the filing of mechanic’s or CERCLA liens against the Leased Premises; or, if filed, to have same discharged by payment or bond immediately. Tenant will comply with all federal, state and municipal laws, ordinances and regulations (including environmental) relating to the Leased Premises and the business conducted therein, and maintain all permits necessary to such business conducted therein; Tenant will pay promptly for all electricity, water and other utilities consumed therein, all sewage disposal charges assessed against the Leased Premises, and all front foot benefit charges attributable to the Leased Premises; Tenant will not use or permit to be used any advertising medium or device, such as phonograph, radio or public address system, without the prior written consent of Landlord; Tenant will not use, or permit to be used, the Leased Premises for any illegal or immoral purpose; Tenant will not make any alterations in or to the Leased Premises without the prior written consent of Landlord; Tenant will not hold any fire, bankruptcy, going-out-of-business or auction sales; Tenant will not use the sidewalks or any other portions of the Leased Premises for any purpose relating to the selling of merchandise or services; and Tenant will give Landlord prompt written notice of the release in, on or about the Leased Premises of any Hazardous Materials by any party.

(b) Tenant shall keep the Leased Premises free from insects, pests and vermin of all kinds, and for that purpose Tenant shall use at Tenant’s cost, such pest extermination contractor at such intervals as Landlord may require.

(c) Tenant agrees to contain within the Leased Premises any and all noise, odors, and aromas and any Hazardous Materials consented to by Landlord an that no nuisance or environmental risk will be created and all other premises and common areas within the Shopping Center shall be free from noise, odors, aromas and Hazardous Materials which originate in the Leased Premises. The foregoing agreement by Tenant shall be for the benefit of and specifically enforceable by Landlord and all other tenants within the Shopping Center.

(d) Tenant agrees to and shall become a member of, participate fully in, and remain in good standing in the Merchants’ Association (as soon as the same has been formed) and will abide by the regulations of such Association. Tenant agrees to pay minimum dues to said Merchants’ Association in the amount of $31.40 per month (calculated on the basis of $0.15 per square foot of area in the Leased Premises per year); subject, however to annual adjustments approved by a majority vote of the members of the Association, increasing said dues to the extent required by increases in the cost of promotional, public relations and advertising services. Landlord shall have the right but shall not be obligated to collect delinquent dues on behalf of the Merchant’s Association.

(e) The term “Hazardous Materials” shall mean any equipment which contains dielectric fluid containing polychlorinated byphenyls (“PCB’S”) or “PCB items” (as defined in 40 CFR Sec. 761.3); stored, leaked or spilled petroleum products; or any other chemical, material or substance which is regulated as a “toxic substance” (as defined by the Toxic Substance Control Act, 15 U.S.C. Sec. 2601 et seq., as amended), a “hazardous waste” (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., as amended), or a “hazardous substance” (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (“CERCLA”), 42 U.S.C. Sec. 9601 et seq., as amended), or exposure to which is prohibited, limited, or regulated by any federal, state, county, regional, local, or other governmental statute, regulation, ordinance or authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Leased Premises or the owners, tenants or occupants of property adjacent to the Premises.

16. NO ASSIGNMENT OR SUBLEASE. Tenant will not assign this Lease nor sublet the Leased Premises, in whole or part, without the prior written consent of Landlord; and if such consent is granted by Landlord, Tenant will remain primarily liable for the performance of the covenants herein contained binding upon Tenant. The transfer of fifty percent (50%) or more of Tenant’s stock, if Tenant is a corporation, or the transfer of a twenty-five percent (25%) partnership interest in Tenant, if Tenant is a partnership, shall constitute an assignment under the terms of this Lease. So long as the building continues to operate as a Bank, Tenant shall not be required to obtain written consent in the event Tenant forms a hank holding company or is acquired by merger or sale, or change in ownership in excess of 50% due to a stock split, stock dividend, sale of additional stock or the purchase of other financial institutions.

17. EMINENT DOMAIN. If any part of the Leased Premises shall he taken by governmental authority pursuant to its power of eminent domain (or Landlord conveys any part of the Leased Premises pursuant to a threat thereof), then the Leased Premises shall be reduced in proportion to the amount so taken or conveyed, unless the amount taken shall be so great that it would be impractical for Tenant to continue operation in which event this Lease shall be cancelled and terminated as of the date of such taking. Tenant hereby waives any right it may have in and to any condemnation award or sum paid under threat of condemnation as a result of a complete or partial taking of the Leased Premises or any other portion of the Shopping Center. Unless this Lease is canceled and terminated as aforesaid, any such taking (or any conveyance pursuant to the threat thereof) shall have no effect whatsoever on any rent payable in accordance with the provisions of this Lease (i.e. Minimum Rent) or other charges payable as rent, such as security charges and taxes, nor shall any rent or related charges be reduced thereby, unless a portion of the Leased Premises is so taken or conveyed pursuant to the threat of such taking, in which event Minimum Rent and other charges payable as rent, shall be reduced proportionately.

18. DAMAGE BY FIRE. In the event of casually loss, Tenant shall repair or reconstruct the demised premises with the aforesaid insurance proceeds. However, if at any time within two (2) years prior to the end of the initial or any renewal term, and provided the Tenant shall not have served upon the Landlord notice of its exercise of the options as herein provided, the demised premises are completely destroyed or so damaged by fire or other casualty covered by insurance as to render it unfit for use as a bank, and repair or restoration is not economically feasible, the Landlord or the Tenant may terminate this Lease with .. Such notice shall be given within sixty (60) days after the date of such damage or destruction. If the Lease shall so terminate, all basic rent shall be apportioned to the date of termination and all insurance proceeds shall belong to the Landlord. If the Lease is not so terminated and the proceeds of insurance are insufficient to pay the full cost of repair or restoration, the Tenant shall pay the deficiency. If the insurance proceeds exceed such cost, the excess shall be paid to the Tenant.

19. TENANT’S INDEMNIFICATION LIABILITY AND CASUALTY INSURANCE. (a) Tenant agrees that it will indemnity and hold Landlord and Agent harmless from any and all injury or damage to person or property (including that which results from Tenant’s violation of environmental laws, regulations and ordinances) in, on or about the Leased Premises and those portions of the Common Areas adjoining the Lease Premises including, without limitations, all costs, expenses, claims or suits arising in connection therewith, and this covenant shall survive the termination of this Lease. Tenant covenants that it will, at all times during the term hereof, at its own cost and expense, carry public liability insurance on the Leased Premises and those portions of the Common Areas adjoining the Lease Premises with limits of not less than $1,000,000.00 for injury or death to one person, $2,000,000.00 for injury or death to more than one person, and property damage of $100,000.00 including fire legal liability which insurance shall be so written as to protect Landlord, its agents, Agent and Tenant, as their respective interests may appear. Tenant further covenants that it will, at all times during the term hereof, at its own cost and expense, carry insurance against damage by fire, extended coverage and other perils, in an amount equal to the replacement value thereof on: (1) all parts of the Leased Premises for which Tenant is responsible under the terms hereof other than as set forth in Paragraph 12 hereof; and (2) Tenant’s furniture, fixtures and equipment. Certificates of such insurance policy or policies shall be delivered to Landlord promptly after the issuance of the respective policies. If Tenant fails to provide such insurance, Landlord may (but shall not be obligated to) do so and collect the cost thereof as part of rent. The tax assessed value is the replacement value, however in the event that the tax assessed value is ever decreased by challenge or protest then Tenant shall maintain insurance at the higher of the tax assessed value or the replacement value.

(b) Landlord and Agent shall not be liable for any damage to persons or property sustained in or about the Leased Premises during the term hereof, howsoever caused.

20. WAIVER OF SUBROGATION. Insofar as the insurance policy or policies concerned are not invalidated thereby, Tenant waives any and all right of recovery against Landlord and Agent for each and every insured loss under the terms of such policy or policies.

21. DEFAULT AND REMEDIES. (a) In the event the business being conducted in the Leased Premises shall at any time be subsequently terminated, or if Tenant fails to operate in accordance with the provisions of Paragraph 5 hereof, or in the event Tenant shall be in default in the payment of any installment of rent herein reserved more than ten (10) days after the due date of such installment, or in the event Tenant shall be in default in the performance of any other of the terms, covenants, conditions or provisions herein contained binding upon Tenant after Landlord has given Tenant five(5) days prior written notice of such non-performance, or in the event Tenant shall become insolvent or shall make a general assignment for the benefit of its creditors, or in the event a receiver shall be appointed for Tenant or a substantial part of its property and such receiver is not removed with five (5) days after appointment, or if any Hazardous Material is released in, on or about the Leased Premises, Landlord shall have the right (in addition to all other rights and remedies provided by law) to terminate this Lease, to re-enter and take possession of the Leased Premises, peaceable or by force, to remove any property therein, without liability for damage to, and without obligation to store, such property, and to clean up any released Hazardous Material, the cost of which shall constitute additional rent hereunder. In the event of any termination, Landlord may (but shall be under no obligation to) relet the Leased Premises, or any part thereof, from time to time, in the name of Landlord or Tenant, without further notice, for such terms, on such conditions and for such uses and purposes as Landlord, in its sole discretion, may determine, and Landlord may collect and receive all rents derived therefrom and apply the same, after deduction of all appropriate expenses, to the payment of the rent payable hereunder, Tenant remaining liable for any deficiency. Landlord shall not be responsible or liable for any failure to so relet the Leased Premises or any part thereof, or for any failure to collect any rent connected therewith.

(b) All remedies of Landlord shall be cumulative.

(c) Acceptance by Landlord of delinquent rent after default shall not cure such default nor entitle Tenant to possession of the Leased Premises.

22. ATTORNEY’S FEES. Tenant agrees to pay all costs incurred by Landlord on account of Tenant’s default hereunder including, but not limited to, collection costs, court costs, and attorney’s fees in an amount equal to the greater of $100 or 25% of any money judgment awarded Landlord.

23. TAXES. Tenant, in addition to the rent specified in Section 4 hereof, expressly covenants as follows:

(a) To pay all taxes and assessments and storm water treatment charges upon the Leased Premises and any buildings and improvements thereon, which are assessed during the Lease term. The tax to be paid shall be the actual tax upon any building and improvements upon the Lease Premises and a fraction of the total tax attributable to the land in the Shopping Center, which fraction shall have as a numerator the square footage of the building on the Leased Premises and as denominator the total square foot area of the buildings in the Shopping Center. If for any reason the actual tax on any buildings and improvements upon the Leased Premises is unavailable, then the total tax shall be computed using a fraction of the total tax upon the Shopping Center, which fraction shall have as the numerator, the square footage of the Leased Premise buildings and denominator as the total square footage area of the buildings in the Shopping Center. Tenant further covenants that it will pay such taxes on or before the due date and that it will not allow a tax lien to be filed against the Leased Premises for the failure to pay real estate taxes levied against the Leased Premises.

(b) Tenant also agrees to pay any license or business permit fees or taxes levied upon Landlord or Tenant and attributable to or based upon Tenant’s business on the Leased Premises or the rentals Tenant pays Landlord pursuant to Section 4 of this Lease.

(c) Both Landlord and the holder of any first lien deed of trust upon the Leased Premises shall have the right to cure any default of the Tenant hereunder, and shall be reimbursed for their outlays so required within thirty (30) days after presentation of receipts evidencing such outlays.

24. SIGNS, AWNINGS AND CANOPIES. Tenant will not paint or place or suffer to be painted, placed or displayed on any exterior door, wall or window of the Leased Premises any sign, awning or canopy, advertising matter or other things of any kind, and will not place or display any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord’s written approval and consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other things as may be approved by Landlord in good condition and repair at all times. Landlord must approve all sign drawings prior to installation.

25. ADDENDUMS, RULES AND REGULATIONS. The Addendum’s appended to this Lease are hereby made a part of this Lease, and Tenant agrees to comply with and observe the same. Tenant’s failure to keep and observe said Addendum’s shall constitute a breach of the provisions of this Lease in the same manner as if contained herein as covenants. Landlord reserves the right from time to time to amend or supplement the Rules and Regulations section of this Lease and to adopt and promulgate additional rules and regulations applicable to the Leased Premises and to the Shopping Center.

26. SUBORDINATION. Upon request of Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the land and the building of which the Leased Premises are a part and to all advances made or hereafter to be made upon the security thereof. Upon request of any such mortgagee, Tenant will attorn to and acknowledge the foreclosure purchaser or purchasers as Landlord hereunder. In addition Tenant will promptly furnish, at Landlord’s request, such estoppel agreements, consents to assignment of this Lease or of rent due hereunder, and attornment agreements as Landlord may reasonably require to comply with requirements of lenders.

27. RIGHT OF ENTRY. Tenant agrees to allow Landlord or its representative(s) or prospective purchaser(s), at any reasonable hour, to enter the Leased Premises for the purpose of inspecting or testing the same or conducting any environmental cleanup (which environmental tests or cleanup shall be at Tenant’s expense, if Landlord reasonably believes that any Hazardous Materials’ release resulted from Tenant’s actions) deemed necessary or desirable, or for showing the Leased Premises to any parties; and six months next preceding the expiration of said term, Tenant will allow the usual notice of “For Rent” to be placed on the front walls or doorways of said premises and to remain thereon without hindrance or molestation.

28. FORCE MAJEURE. In the event either party hereto shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this paragraph shall not operate to excuse Tenant, nor shall Tenant in any event be excused, from prompt payment of Minimum Rent or all other charges due Landlord by Tenant.

29. LIMITATION OF LANDLORD’S LIABILITY. Landlord shall be liable for performance of its obligations hereunder only to the extent of Landlord’s equity in the Shopping Center. The respective partners of Landlord, their heirs, personal representatives, successors and assigns shall not be personally liable. The liability of Landlord shall not extend beyond the period of Landlord’s ownership of the Shopping Center.

30. NOTICES. Any notice herein provided for to be given to Landlord shall be deemed to be given if and when posted in United States registered or certified mail, postage prepaid, addressed to Landlord, c/o S. L. Nusbaum Realty Co., P.O. Drawer 2491, Norfolk, Virginia 23501, and any notice herein provided for to be given to Tenant shall be deemed to be given if and when posted in United States registered or certified mail, postage prepaid, addressed to Tenant at the Leased Premises.

31. LANDLORD AND AGENT. Commissions payable to Agent in connection with this Lease are subject to the terms of a management agreement between Landlord and Agent.

32. QUIET ENJOYMENT. Subject to the terms, covenants and conditions set forth in this Lease, Landlord covenants that Tenant shall have and enjoy quiet and peaceable possession of the Leased Premises during the term hereof.

33. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties hereto, and it cannot be altered or modified in any way except in writing signed by the parties hereto. Tenant hereby acknowledges and agrees that Tenant has not relied on any representations, warranties, agreements, and/or understandings, oral or written, except those that are set forth herein, in entering into this Lease, and Tenant hereby agrees that any and all negotiations, statements and representations made by Landlord, Agent or any other party on behalf of Landlord have been merged into and superseded by this Lease.

34. NO WAIVERS. The failure of Landlord to insist, in any one or more instances, upon strict performance by Tenant of any covenant of this Lease shall not be construed as a waiver or relinquishment for the future of such covenant, but the same shall continue and remain in full force and effect. The receipt by Landlord or its Agent of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been agreed upon unless expressed in writing signed by the parties hereto.

35. PRONOUNS. Every pronoun used in this Lease shall be construed to be of such number and gender as the context shall require.

36. RULES AND REGULATIONS. 1. All loading and unloading of merchandise, supplies and all other materials shall be done at such times, in such areas and through such entrances as may from time to time be designated by Landlord. However, Landlord will make every effort not to interfere with Tenant’s loading and unloading, and Landlord will exercise its rights hereunder solely for the purpose of establishing and maintaining efficiency and smoothness of operation of the Shopping Center as a whole.

2. No radio or television aerial shall be erected on the roof or exterior walls of the Leased Premises or on the grounds without the written consent of Landlord in each instance. Any aerial so installed without such written consent shall be subject to removal without notice at any time, and Tenant shall pay Landlord, on demand, the cost of such removal.

3. Tenant shall keep the Leased Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

4. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown herein.

5. The following specifications shall be controlling for all signs: a) Design of the sign shall be approved by the owners of the Shopping Center prior to installation. b) Sign installation is required within sixty (60) days of Tenant’s possession of the Leased Premises.

6. The Shopping Center shall be heated by electricity or gas furnaces and no other gas, propane, kerosene, gasoline or any other fuel shall be used for any purpose whatsoever in the Shopping Center.

7. Tenant shall install, maintain and keep in first-class order such fire extinguishers, placed in such locations in the Leased Premises, as may be required by any City Ordinance, State or Federal Statute or by any insurance company or rating bureau which insures, or sets rates for insurance of, the Leased Premises.

8. Tenant shall be responsible for the cost of repair to the sign area of the Leased Premises building required as a result of the removal of Tenant’s sign upon the termination of this Lease. If Tenant abandons the sign upon expiration or sooner termination of the Lease, Landlord shall have the right to remove the sign and Tenant agrees to be responsible for the cost of such removal and the cost of the repairs to the canopy occasioned by such removal.

37. WAIVER OF HOMESTEAD EXEMPTION. Tenant waives the benefit of his homestead exemption as to this Lease.

38. SUCCESSORS AND ASSIGNS. This Lease and all the terms, covenants, conditions and provisions herein contained shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and (if and when assigned in accordance with the provisions hereof) assigns.

39. SECURITY. Nothing contained in this Lease constitutes any acknowledgment of need for security guards or any special security measures to be instituted by the Landlord, and Landlord is not obligated to furnish security beyond that which is provided by local government, except to the extent of security contributions from its tenants. Tenant must take all security measures relating to its operations as a bank and/or financial institution.

40. TERMINATION. On expiration or sooner termination of the Term, Tenant shall surrender to Landlord the Leased Premises and all Tenant’s improvements and alterations in good, clean, orderly, and undamaged condition (except for ordinary wear and tear or condemnation or destruction of the premises as covered by Paragraphs 12 and 18), except for alterations that Tenant has removed under the provisions of Paragraph 10. Tenant shall deliver to Landlord all keys to the Leased Premises, remove all its personal property, including all Hazardous Materials and items contaminated by Hazardous Materials, and make repairs and reimbursements pursuant to Paragraph 10 within the above-stated time.

Landlord may elect to retain or dispose of in any manner any alterations or Tenant’s personal property that Tenant does not remove from the Leased Premises on expiration or termination of the Term. Title to any such alterations or Tenant’s personal property that Landlord elects to retain or dispose of after expiration of the Term shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or personal property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, and disposing of any alterations or Tenant’s personal property (including Hazardous Materials and items contaminated by Hazardous Materials) which Landlord does not elect to acquire.

Tenant acknowledges that possession of the Leased Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Leased Premises as aforesaid will be extremely substantial, will exceed the amount of the Minimum Rent and Percentage Rent theretofore payable hereunder, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Leased Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term of this Lease, then Tenant shall pay to Landlord for each month and for each portion or any month during which Tenant holds over in the Leased Premises after the expiration or sooner termination of the Term of this Lease, a sum equal to two times the aggregate of that portion of the Minimum Rent and Percentage Rent which was payable under this Lease during the last month of the Term hereof, Nothing herein contained shall he deemed to permit Tenant to retain possession of the Leased Premises after the expiration of the Term of this Lease. The provisions of this Article shall survive the expiration or said sooner termination of the Term of this Lease.

41. ACCEPTANCE OF LEASED PREMISES. Tenant shall accept the Leased Premises in an “as is”, “how is” and “where is” condition.

42. REGULATORY APPROVAL. This Lease is contingent and subject to Tenant obtaining approval from the required regulatory agencies to operate this location as a branch bank of SuffolkFirst Bank. In the event Tenant has not notified Landlord, in writing, on or before December 15, 2003 that approval has been refused and the reasons for said refusal then, and in that event, approval for this branch bank will be deemed approved.

43. OPTION. Providing Tenant is not in default at any time during the term of this Lease, Tenant shall have the right, at its election, to extend the term of this Lease for two (2) separate, additional periods of five (5) years, commencing upon the expiration of the original term on the same tennis, conditions and agreements as herein set forth, except that the annual minimum rent payable shall be as follows:

Years Eleven through Fifteen - The annual minimum rent payable shall be adjusted upward only at the beginning of this period using the Consumer Price Index, now known as the “Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, All Items, 1982-84 = 100”, prepared and reported monthly by the U.S. Bureau of Labor Statistics. The basic annual rent of years six (6) through ten (10) shall be multiplied by a fraction whose denominator is the Index for three (3) months prior to the commencement of this Lease and whose numerator is the Index for three (3) months prior to the commencement of the Eleventh (11th) Lease Year. In no event shall the annual minimum rent increase be increased by less than 15% or more than 20% of the annual rent of the previous five year Lease.

Years Sixteen through Twenty - The annual minimum rent payable shall be adjusted upward only at the beginning of this period using the Consumer Price Index, now known as the “Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, All Items, 1982-84 = 100”, prepared and reported monthly by the U.S. Bureau of Labor Statistics. The basic annual rent of years eleven (11) through fifteen (15) shall he multiplied by a fraction whose denominator is the Index for three (3) months prior to the commencement of this Lease and whose numerator is the Index for three (3) months prior to the commencement of the Sixteenth (16th) Lease Year. In no event shall the annual minimum rent increase be increase by less than 15% or more than 20% of the annual rent of the previous five (5) year Lease.

In order for Tenant to exercise said Option, Tenant must notify Landlord, in writing, no less than three hundred sixty five (365) days prior to the expiration of the original Lease term and the extended Lease term.

IN WITNESS WHEREOF each corporate party hereto has caused this Deed of Lease to be executed in its name and behalf by its President, or one of its Vice Presidents; each individual party hereto has hereunto set his hand, and each partnership party hereto has caused this Deed of Lease to be executed in its name and behalf by one or more of its General Partners duly authorized.

Landlord:	SUFFOLK PLAZA SHOPPING CENTER, L.C. a Virginia Limited Liability Company

By:		(SEAL)
Manager

By:		(SEAL)
Manager

Tenant:	SUFFOLKFIRST BANK. INC, a Virginia Company (FID #04-3607546)

By:
Darrell G. Swanigan
President and Chief Executive Officer

Agent:	S. L. NUSBAUM REALTY CO.

By:
Vice President